UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 May 21, 2019 Date of Report (Date of earliest event reported)

Commission File Number	Exact Name of Registrant as Specified in Its Charter; State of Incorporation; Address of Principal Executive Offices; and Telephone Number	IRS Employer Identification Number
001-03559	ATLANTIC CITY ELECTRIC COMPANY	21-0398280
(a New Jersey corporation) 500 North Wakefield Drive Newark, Delaware 19702 (202) 872-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Not applicable	Not applicable	Not applicable

Section 1 - Registrant’s Business and Operations
Item 1.01. Entry into a Material Definitive Agreement.

On May 21, 2019, Atlantic City Electric Company (ACE) issued $150 million aggregate principal amount of its first mortgage bonds. See Item 2.03 below for a description of the Bonds and related agreements.

Section 2 - Financial Information
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On May 21, 2019, ACE entered into the Purchase Agreement with certain institutional investors for the offer and sale of $100,000,000 in aggregate principal amount of its First Mortgage Bonds, 3.50% Series due May 21, 2029 and $50,000,000 in aggregate principal amount of its First Mortgage Bonds, 4.14% Series due May 21, 2049 (the “Bonds”). The form of the Purchase Agreement is filed herewith as Exhibit 1.1. The forms of the Bonds are filed herewith as Exhibits 4.1 and 4.2.

The Bonds were offered and were sold in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended. The closing of the sale of the Bonds occurred on May 21, 2019. ACE intends to apply the proceeds of the sale of the Bonds to repay existing indebtedness and for general corporate purposes.

The Bonds will be issued under and in accordance with the Mortgage and Deed of Trust, dated as of January 15, 1937, from the Company to The Bank of New York Mellon (formerly Irving Trust Company), as trustee (the Mortgage Trustee), as amended and supplemented by various instruments including that certain Indenture Supplemental to the Mortgage and Deed of Trust, dated as of May 2, 2019 (the Supplemental Indenture), establishing the terms of the Bonds (the Mortgage). Subject to the exceptions and limitations contained in the Mortgage, the Bonds will be secured, together with all bonds now or hereafter issued, under the Mortgage, by a first lien (subject to the conditions and limitations in the instruments through which the Company claims title to its properties, and to excepted encumbrances under the Mortgage) on substantially all of the Company’s real and personal properties and franchises. A copy of the Supplemental Indenture is filed herewith as Exhibit 4.3.

Mizuho Securities USA LLC and Scotia Capital (USA) Inc. acted as joint lead placement agents in connection with the proposed issuance, offering and sale by the Company of the Bonds.

Section 9 - Financial Statements and Exhibits
Item 9.01. Financial Statements and Exhibits.

(d)     Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description
1.1	Bond Purchase Agreement, dated May 21, 2019, among the Company and the purchasers signatory thereto.
4.1	Form of First Mortgage Bond, 3.50% Series due May 21, 2029 (included in Exhibit 4.3)
4.2	Form of First Mortgage Bond, 4.14% Series due May 21, 2049 (included in Exhibit 4.3)
4.3	Indenture Supplemental to Mortgage and Deed of Trust, dated as of May 2, 2019

* * * * *

This Current Report contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties. The factors that could cause actual results to differ materially from the forward-looking statements made by ACE include those discussed herein as well as the items discussed in (1) ACE’s 2018 Annual Report on Form 10-K in (a) ITEM 1A. Risk Factors, (b) ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) ITEM 8. Financial Statements and Supplementary Data: Note 22; (2) ACE’s First Quarter 2019 Quarterly Reports on Form 10-Q in (a) Part II, Other Information, ITEM 1A. Risk Factors; (b) Part 1, Financial Information, ITEM 2. Management’s Discussion and Analysis of Financial Condition and Results of Operation and (c) Part I, Financial Information, ITEM 1. Financial Statements: Note 17; and (3) other factors discussed in filings with the Securities and Exchange Commission by ACE. Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this Current Report. ACE undertakes no obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this Current Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLANTIC CITY ELECTRIC COMPANY

/s/ PHILLIP S. BARNETT
Phillip S. Barnett
Senior Vice President, Chief Financial Officer and Treasurer
Atlantic City Electric Company

May 21, 2019

EXHIBIT INDEX

Exhibit No.	Description
1.1	Bond Purchase Agreement, dated May 21, 2019, among the Company and the purchasers signatory thereto.
4.1	Form of First Mortgage Bond, 3.50% Series due May 21, 2029 (included in Exhibit 4.3)
4.2	Form of First Mortgage Bond, 4.14% Series due May 21, 2049 (included in Exhibit 4.3)
4.3	Indenture Supplemental to Mortgage and Deed of Trust, dated as of May 2, 2019